Exhibit 10.1

AMENDMENT TO LEASE

This FIRST AMENDMENT TO LEASE (“Amendment”) is made and entered into effective as of February 4th, 2020, by and between 66 South Hanford Street, LP, a Washington limited partnership (“Landlord”), and Jones Soda Co., a Washington corporation (“Tenant”).

RECITALS:

A.

Landlord and Tenant entered into that certain Lease dated December 31, 2014 (the “Lease”) pursuant to which Landlord leased to Tenant and Tenant leased from Landlord certain “Premises,” as described in the Lease, known as that certain building located at 66 S. Hanford Street, Seattle, WA 98134.

B.	Except as otherwise set forth herein, all capitalized terms used in this Amendment shall have the same meaning as given such terms in the Lease.
C.	Tenant has exercised its option to extend the lease and therefore Landlord and Tenant desire to amend the lease as hereinafter provided.

NOW,  THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

Modification of Dates.    Tenant has exercised its Option to Renew per the terms of the Lease.   Notwithstanding anything to the contrary in the Lease, the new Lease Term shall expire on February 28, 2025 (the “Expiration Date”), unless sooner terminated as provided in the Lease.

2.

Option to Renew.  Provided Tenant complies with the terms and conditions of this Lease, Tenant may extend this Lease for one (1) additional five (5) year term (“Option Term”) on the same terms and conditions set forth herein except that the Monthly Base Rent for the first year of the Option Term shall be adjusted to market rent for similar properties in the area but not less than the Monthly Base Rent for the last year of the Lease Term. Tenant must give Landlord one hundred and eighty (180) days written notice of its intent to exercise the Option Term.  Landlord is under no obligation to notify Tenant of this deadline.  Landlord and Tenant must agree to Monthly Base Rent for the Option Term within thirty (30) days of receipt of Tenant’s renewal notice.  The options to renew are expressly conditioned on the provision that Tenant is then in full and faithful compliance with each and every of obligation contained in the Lease, Tenant understands and agrees that time is of the essence and unless so exercised by this deadline, the options hereby granted shall terminate and be null and void, If Tenant properly exercises its options to renew, it shall there by bind itself to the Lease of the Premises for the Option Term. Rent during the Option Term shall be adjusted to Market Rate for similar properties in the area

but in no case shall the Rent be less than the previous lease period.   If Tenant disagrees with the Market Rate specified by Landlord, it shall so notify Landlord immediately and they shall meet as soon as possible thereafter in a good faith effort to resolve their disagreement. In the event the parties are unable to agree upon the Market Rate, then a mutually agreed upon arbitrator shall be appointed to determine the Market Rate for the renewal option period. The determination by the  arbitrator will be made within the last thirty (30) days prior to commencement of the renewal option period, and each  party shall bear fifty percent (50%) of the cost of this  determination.

3.	Base Rent and Additional Rents. During the extension of Lease Term, the Base Rent payable by Tenant for the Premises shall be as set forth in the following schedule:

Rent Period	Total Monthly Base Rent
03/01/2020 – 02/28/2021	$ 9,667.12 + NNN
03/01/2021 – 02/28/2022	$ 9,957.13 + NNN
03/01/2022 – 02/28/2023	$10,255.85 + NNN
03/01/2023 – 02/29/2024	$10,563.52 + NNN
03/01/2024 – 02/28/2025	$10,880.43 + NNN

4.

Landlord Work.  Landlord shall, at its sole cost and expense, install lighting outside the Tenant’s bathrooms, install a ladder on side of building to access the loading dock, and will reorient Tenant’s reception desk to face towards their front door.

5.

Tenant Improvement Rent Credit.   Tenant shall receive a credit toward Rent in the amount of Three Thousand 00/100 Dollars ($3,000.00) which may be used toward the installation of window blinds, exterior signage, or other Landlord-approved improvements with the Premises.   Said credit shall be applied upon the Tenant providing Landlord evidence of the completion of, and payment for, the approved improvement.

6.	No Further Modifications. Except as set forth in this Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

Signature Page Follows.

In WITNESS WHEREOF this Lease has been executed the date and year first above written.

LANDLORD:			TENANT:
66 South Hanford Street LP, a Washington Limited Partnership			Jones Soda Co., a Washington Corporation
By	American Life, Inc., a Washington corporation, its general partner /s/ Henry Liebman		By	/s/ Jennifer Cue
	Name:	Henry Liebman		Jennifer Cue
	Title:	CEO		CEO

COUNTY OF KING
STATE OF WASHINGTON COUNTY OF KING	}	ss.

On this day personally appeared before me HENRY LIEBMAN, to me known to be the CEO of AMERICAN LIFE, INC., a Washington corporation, the GENERAL PARTNER of 66 South Hanford Street, LP, a Washington limited partnership, and the person that executed the foregoing instrument, and acknowledged such instrument to be the free and voluntary act and deed of such limited partnership, for the uses and purposes therein mentioned, and on oath stated that [he/she] was duly authorized to execute such instrument.

Given Under My Hand and Official Seal this 4th day of February,  2020.

/s/ Anna M. Kaminsky
Printed Name: Anna M. Kaminsky _________________________________
Notary Public in and for the State of Washington, residing at Brier, WA
My Commission Expires February 5, 2023

STATE OF WASHINGTON COUNTY OF KING	}	ss.

On this day personally appeared before me Jennifer Cue to me known to be the CEO of Jones Soda Co., a Washington Corporation that executed the foregoing instrument, and acknowledged such instrument to be the free and voluntary act and deed of such corporation, for the uses and purposes therein mentioned, and on oath stated that he was duly authorized to execute such instrument.

Given Under My Hand and Official Seal this 4th day of February, 2020.

/s/ Anna M. Kaminsky
Printed Name: Anna M. Kaminsky _________________________________
Notary Public in and for the State of Washington, residing at Brier, WA
My Commission Expires February 5, 2023